SMRH:4872-9467-1230.5 -1- Member FINRA/SIPC 1461 Glenneyre Street, Suite D Laguna Beach, CA 92651 Phone (866) 209-1955 September 22, 2025 Sadot Group Inc. 295 East Renfro St. Suite 209 Burleson, TX 76028 Re: Engagement Agreement Dear Mr. Ravid: (a) This engagement letter agreement (this “Agreement”) sets forth the terms under which Digital Offering LLC, a FINRA and SEC registered broker-dealer (“we” or “Digital Offering”), is being engaged to act as a non-exclusive placement agent for Sadot Group Inc. (“you” or the “Company”) (collectively, the “Parties”) in connection with an equity line of credit and Share Purchase Agreement with HELENA GLOBAL INVESTMENT OPPORTUNITIES I LTD (“Helena”) (the “Offering”) The terms of our engagement are as follows: 2. THE OFFERING. (a) We will seek to assist you to raise capital through the Offering of the Securities to accredited investors (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, (the “Securities Act”) (the “Investors”) in an exempt transaction under Regulation D. The actual terms and amount of the Offering will depend on market conditions, and will be subject to negotiation between the Company and the prospective Investors. The Company has approved only one such accredited Investor to be introduced by Digital Offering – HELENA GLOBAL INVESTMENT OPPORTUNITIES I LTD (“Helena”) (b) The Company expressly acknowledges that: (i) the Offering will be undertaken on a “best efforts” basis, (ii) Digital Offering will not be required to purchase any Securities from the Company, and (iii) the execution of this Agreement does not constitute a commitment by Digital Offering or the Company to consummate any transaction contemplated hereunder and does not ensure a successful Offering or the ability of Digital Offering to secure any financing on behalf of the Company. Digital Offering expressly acknowledges that the Company shall have no obligation to enter into any transaction and shall have the right to reject any such transaction for any reason or no reason or to terminate negotiations with respect to any transaction at any time in its sole and absolute discretion.

-2- (c) The Company represents and warrants that the execution, delivery and performance of this Agreement does not violate the terms of any agreement or understanding to which you or your affiliates are a party or to which you or your affiliates are bound with any other person or entity;, Notwithstanding the above Digital Offering acknowledges that other third parties may claim that they are entitled to some fees as a result of previously signed agreements which may have also included a ROFR clause, which will not impact Digital Offering in any way. 3. FEES AND EXPENSES. (a) If the Company elects to consummate the Offering, as compensation to Digital Offering for its services hereunder, the Company agrees to pay Digital Offering, concurrently with each closing of the Offering, a cash placement fee (the “Placement Fee”) equal to 1.25% of the net proceeds of the Offering raised or drawn from the facility. If Company receives funds in phases Digital will be entitled only to the pro rata amounts if and when received. (b) All fees and any other amounts payable hereunder to Digital Offering are payable in U.S. dollars, free and clear of any United States or foreign withholding taxes or deductions and shall be payable to an account located within the United States held by and in the name of Digital Offering as designated by Digital Offering. 4. TERM OF ENGAGEMENT; RELATIONSHIP OF PARTIES. (a) The term of Digital Offering’s engagement hereunder (the “Term”) shall commence on the mutual execution of this Agreement provided however, that this Agreement shall terminate automatically on the earlier of (i) the date that is two (2) months from the first date on which the first Offering is officially commenced, Upon termination, Digital Offering will be entitled to collect all fees and any subsequent fees on the associated transaction for the life of the equity line of credit. The Company agrees that: (a) any termination or completion of Digital Offering’s engagement hereunder shall not affect the Company’s obligation to indemnify Digital Offering as provided for herein, (b) any termination of Digital Offering’s engagement hereunder shall not affect the Company’s obligation to pay fees as provided for in Section 3(b) hereof (if any); and (c) any termination of Digital Offering’s engagement hereunder shall not affect the Company’s obligation to pay fees prior to such termination as provided for herein (if any). (b) Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if at any time after the termination, the Company receives cash consideration from Helena, the Company shall pay to Digital Offering fees in accordance with the terms and provisions of Section 2(a) hereof. (c) Nothing contained in this Agreement shall be construed to place Digital Offering and the Company in the relationship of partners or joint ventures. Neither Digital Offering nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. The Company’s engagement of Digital Offering is not intended to confer rights upon any person not a party hereto (including shareholders, directors, officers, employees or creditors of the Company) as against Digital Offering or its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended), or their respective directors, officers, employees or agents, successors or assigns. Digital Offering, in performing its services hereunder, shall at all times be an independent contractor. No promises or representations have been made, except as expressly set forth in this Agreement, and the parties have not relied on any promises or representations except as expressly set forth in this Agreement. Nothing contained herein should be construed as creating any fiduciary duties between the Company and Digital Offering.

-3- 5. OFFERING MATERIALS; REPRESENTATIONS AND WARRANTIES. (a) The Company hereby authorizes Digital Offering to transmit to Helena a private placement memorandum or other summary offering materials prepared by the Company with such transaction documents, exhibits and supplements as may from time to time be required or appropriate, including the Company’s most recent financials and summary materials (including investor presentations) prepared by the Company, if and as the Company may deem them appropriate (collectively, the “Placement Materials”). The Company represents and warrants that the Placement Materials: (i) will be prepared, reviewed and approved by the management of the Company; and (ii) to its knowledge, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. (b) The Company recognizes and confirms that Digital Offering is authorized as the Company’s placement agent only with respect to Helena and is authorized to transmit to Helena ;provided, that Digital Offering shall not distribute the Placement Materials prior to the Company approving such Placement Materials for distribution. (c) The Company and Digital Offering each represents to the other that it has not taken, and the Company and Digital Offering each agree with the other that it will not take, any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act, and the rules and regulations promulgated under the Act. In effecting the Offering, the Company and Digital Offering each agree to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. 6. INDEMNIFICATION, CONTRIBUTION, AND CONFIDENTIALITY. The Company agrees to indemnify Digital Offering and its controlling persons, representatives, and agents in accordance with the indemnification provisions set forth in Appendix I hereto, and the parties agree to the confidentiality provisions of Appendix II hereto. 7. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. The Company and Digital Offering agree that any dispute concerning this Agreement shall be resolved exclusively through binding arbitration before FINRA pursuant to its arbitration rules. Arbitration will be venued in the City of New York, Borough of Manhattan, State of New York, USA (the “Agreed Forum”). Each of the Company and Digital Offering agree that the Agreed Forum is not an “inconvenient forum” for proceedings hereunder, and each hereby agree to the personal jurisdiction of the Agreed Forum and that service of process by mail to the address for such party as set forth in this Agreement (or such other address as a party hereto shall notify the other in writing) constitute full and valid service for such proceedings. Except as otherwise provided herein, the prevailing party in any proceeding shall be entitled to recover reasonable attorneys’ fees and expenses incurred in such proceeding. 8. LIMITATION ON LIABILITY. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither Digital Offering nor its affiliates, and the respective officers, directors, employees, agents, and representatives of Digital Offering, its affiliates and each other person, if any, controlling Digital Offering or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein in an amount excess of the actual fees paid to Digital Offering hereunder other than in instances of Digital Offering’s gross negligence or willful misconduct.

-4- 9. ANNOUNCEMENT OF OFFERING. If the Offering is consummated, Digital Offering may, at its own expense, place a customary announcement in such newspapers and periodicals as Digital Offering may desire announcing the closing of the Offering, the name of the Company, the securities issued and the gross proceeds of the Offering. The parties agree that any such announcement will be subject to approval by the Company prior to dissemination by Digital Offering and that such approval will not be unreasonably withheld. 10. ADVICE TO THE BOARD. The Company acknowledges that any advice given by Digital Offering to the Company is solely for benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without our prior written consent. 11. OTHER ENGAGEMENTS. Subject to the terms and conditions of the Confidentiality Agreement and Appendix II, nothing in this Agreement shall be construed to limit the ability of Digital Offering or its respective affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. 12. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof with the exception of the Confidentiality Agreement. 13. SUCCESSORS AND ASSIGNS. The benefits of this Agreement shall inure to the parities hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Digital Offering nor the Company shall assign to an unaffiliated third party any of its obligations hereunder with the prior written consent of the other party. 14. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be, and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the same Agreement. Such counterparts may be delivered by one party to the other by email, portable document format (“PDF”) or other electronic transmission, and such counterparts shall be valid for all purposes. * * * * *

-5- We look forward to working with you toward the successful conclusion of this engagement and developing a long-term relationship with the Company. Very truly yours, DIGITAL OFFERING LLC By: /s/ GORDON MCBEAN Name: GORDON MCBEAN Title: CEO Agreed to and accepted as of the date first above written Sadot Group Inc. By:/s/ Haggai Ravid Name: Haggai Ravid Title: CEO

SMRH:4872-9467-1230.5 -1- APPENDIX I INDEMNIFICATION AND CONTRIBUTION Capitalized terms used in this Appendix shall have the meanings ascribed to such terms in the Agreement to which this Appendix is attached. The Company agrees to indemnify and hold harmless Digital Offering and its respective affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents, including any and all Soliciting Dealers, and controlling persons (Digital Offering and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by Digital Offering of the services contemplated by or the engagement of Digital Offering pursuant to, this Agreement and will promptly reimburse any Indemnified Party on demand for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without the Company’s prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Digital Offering’s willful misconduct or gross negligence. Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnified Party pursuant hereto, promptly notify the Company in writing of the same; in the event that such notice is not promptly provided, and such failure to provide prompt notice prejudices the defense of such matter, the Company shall be discharged of its obligations hereunder. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual

-2- harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party. If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Digital Offering on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and Digital Offering, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Digital Offering of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to Digital Offering under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that Digital Offering shall not be required to contribute any amount in excess of the amount by which fees paid to Digital Offering hereunder (excluding reimbursable expenses), exceeds the amount of any damages which Digital Offering has otherwise been required to pay. The Company agrees that without the prior written consent of Digital Offering, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which Digital Offering or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse Digital Offering on a monthly basis for all expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel. If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

SMRH:4872-9467-1230.5 -1- APPENDIX II INFORMATION TO BE SUPPLIED; CONFIDENTIALITY Capitalized terms used in this Appendix shall have the meanings ascribed to such terms in the Agreement to which this Appendix is attached. In connection with the activities of Digital Offering on behalf of the Company as set forth in the engagement agreement to which this Appendix is attached (the “Agreement”), the Company will furnish Digital Offering with all financial and other information regarding the Company that the Company reasonably believes appropriate to Digital Offering’s engagement (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to, collectively with the Placement Materials, as the “Confidential Information”). The Company will provide Digital Offering with reasonable access to the officers, directors, employees, independent accountants, legal counsel, and other advisors and consultants of the Company. The Company recognizes and agrees that Digital Offering (i) will use and rely primarily on the Confidential Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Confidential Information or such other information, (ii) does not assume responsibility for the accuracy or completeness of the Confidential Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors. Digital Offering will maintain the confidentiality of the Confidential Information during the Term of this Agreement and following the termination or expiration of the Term and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only to its officers, employees, legal counsel, and authorized representatives, as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that Digital Offering is legally required to make disclosure of any of the Confidential Information, Digital Offering will: (i) give prompt notice to the Company prior to such disclosure, to the extent that Digital Offering can practically do so, (ii) reasonably assist the Company at the Company’s cost in seeking a protective order or other relief from the disclosure of the Confidential Information and (iii) if compelled to disclose Confidential Information, limit such disclosure to only those matters which it is compelled to disclose. The term “Confidential Information” does not include information which (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure thereof by Digital Offering or any Investor; (ii) was available on a non-confidential basis prior to its disclosure and without breach of any known obligation of confidentiality; or (iii) becomes available on a non-confidential basis from a third party source who is not known to be under a confidentiality obligation. Notwithstanding the foregoing, Digital Offering, as a FINRA Member Firm, shall be permitted to retain one copy of any Confidential Information provided hereunder to the extent required by its compliance procedures and may disclose such Confidential Information to representatives of FINRA or the SEC, to the extent required by applicable rules and regulations of such regulatory bodies, without prior notice to the Company so long as such requirement is in connection with a routine regulatory examination or pursuant to statutory requirements that are not targeted at the Company. Each party agrees that it will not disparage the other party or any of its respective past or present officers, directors, managers or executives, and shall not publish or make any disparaging statement that is reasonably foreseeable to become public with respect to the other party or any of its respective past or present directors, officers or executives.

SMRH:4872-9467-1230.5 -2- Nothing in this Agreement shall be construed to limit the ability of Digital Offering or its respective affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not Confidential Information for purposes hereof.